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EL PASO  ELECTRIC COMPANY                                            EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT FOR SHARE DATA)

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                                                                     THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                          MARCH 31,                  MARCH 31,
                                                                  -------------------------  --------------------------
                                                                      1999         1998         1999           1998
                                                                  ------------  -----------  -----------    -----------
   ............................................................
NET INCOME APPLICABLE TO COMMON STOCK:
   Income before extraordinary items...........................   $    (2,725)  $     6,992  $    32,649    $    45,442
   Extraordinary gain on discharge of debt, net of income
      tax expense..............................................             -             -        3,343              -
                                                                  -----------   -----------  -----------    -----------
      Net income applicable to common stock....................   $    (2,725)  $     6,992  $    35,992    $    45,442
                                                                  ===========   ===========  ===========    ===========

BASIC EARNINGS PER COMMON SHARE:
   Weighted average number of common shares
      outstanding..............................................    60,209,960    60,165,778   60,179,129     60,141,375
                                                                  ===========   ===========  ===========    ===========

   Net income per common share:
      Income before extraordinary items........................   $    (0.045)  $     0.116  $     0.542    $     0.756
      Extraordinary gain on discharge of debt, net of income
         tax expense...........................................             -             -        0.056              -
                                                                  -----------   -----------  -----------    -----------
         Net income............................................   $    (0.045)  $     0.116  $     0.598    $     0.756
                                                                  ===========   ===========  ===========    ===========

DILUTED EARNINGS PER COMMON SHARE:
   Weighted average number of common shares
      outstanding..............................................    60,209,960    60,165,778   60,179,129     60,141,375
                                                                  -----------   -----------  -----------    -----------
   Effect of dilutive potential common stock options based on the treasury stock method using average market price:
         Quarter ended March 31................................             -       262,998            -        262,998
         Quarter ended June 30.................................             -             -      538,986        291,388
         Quarter ended September 30............................             -             -      457,905        220,412
         Quarter ended December 31.............................             -             -      479,130        299,744
   Effect of dilutive potential restricted common stock based on the treasury stock method using average market price:
         Quarter ended March 31................................             -        14,496            -         14,496
         Quarter ended June 30.................................             -             -       31,840         15,940
         Quarter ended September 30............................             -             -       35,468         12,636
         Quarter ended December 31.............................             -             -       39,433         16,496
                                                                  -----------   -----------  -----------    -----------
                                                                            -       277,494    1,582,762      1,134,110
         Divided by number of quarters.........................             1             1            4              4
                                                                  -----------   -----------  -----------    -----------
            Net effect of dilutive potential common stock......             -       277,494      395,690        283,528
                                                                  -----------   -----------  -----------    -----------
   Weighted average number of common shares and dilutive
      potential common shares outstanding......................    60,209,960    60,443,272   60,574,819     60,424,903
                                                                  ===========   ===========  ===========    ===========

   Net income per common share:
      Income before extraordinary items........................   $    (0.045)  $     0.116  $     0.539    $     0.752
      Extraordinary gain on discharge of debt, net of
         income tax expense....................................             -             -        0.055              -
                                                                  -----------   -----------  -----------    -----------
         Net income............................................   $    (0.045)  $     0.116  $     0.594    $     0.752
                                                                  ===========   ===========  ===========    ===========
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